WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)

 FINANCIAL STATEMENTS

As of June 30, 2014 and for the period from the
Date of Inception (September 9, 2013) through June 30, 2014

Report of Independent Registered Public Accounting Firm

Member of
WCS Enterprises, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)

We have audited the accompanying balance sheet of WCS Enterprises, LLC, an Oregon limited liability company, as of June 30, 2014, and the related statements of operations, changes in member’s equity, and cash flows for the period from date of inception (September 9, 2013) to June 30, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCS Enterprises, LLC at June 30, 2014, and the results of its operations, changes in member’s equity, and its cash flows for the period from September 9, 2013 (date of inception) to June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company operates within an industry that is illegal under federal law, has yet to achieve profitable operations, has a significant accumulated deficit and is dependent on its ability to raise capital from members or other sources to sustain operations and to ultimately achieve viable profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Semple, Marchal & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
September 15, 2014

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
BALANCE SHEET
June 30, 2014

ASSETS

Current Assets
Cash and cash equivalents	$78,379
Lease receivable	950
Prepaids	404

Total Current Assets	79,733

Property and improvements, net	1,201,500

Total Assets	$1,281,233

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities
Accounts payable	$3,805
Accrued interest	3,842
Mortgages payable, current portion	29,841

Total Current Liabilities	37,488

Mortgages payable, long-term portion	997,948
Customer deposits	3,600
Deferred option revenue	3,900

Total Liabilities	1,042,936

Member’s Equity
Member’s equity	1,161,121
Accumulated deficit	(922,824)

Total Member’s Equity	238,297

Total Liabilities and Member’s Equity	$1,281,233

The Accompanying Notes are an Integral
Part of these Financial Statements

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
 STATEMENT OF OPERATIONS
From the Date of Inception (September 9, 2013) through June 30, 2014

Rental revenues	$11,750

Total revenues	11,750

Operating expenses	927,361

Loss from operations	(915,611)

Interest expense	(7,213)

Net loss	$(922,824)

 The Accompanying Notes are an Integral
Part of these Financial Statements

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
STATEMENTS OF CHANGES IN MEMBER’S EQUITY
From the Date of Inception (September 9, 2013) through June 30, 2014

			Additional		Total
	Member’s Capital		Paid-In	Accumulated	Member’s
	Units	Amount	Capital	Deficit	Equity

Balance at Date of Inception (September 9, 2013)	-	$-	$-	$-	$-

Member capital contributions	261,031	261,031	-	-	261,031

Member’s equity issued for services	-	-	900,090	-	900,090

Net Loss for the Period Ended
June 30, 2014	-	-	-	(922,824)	(922,824)

Balance at June 30, 2014	261,031	$261,031	$900,090	$(922,824)	$238,297

The Accompanying Notes are an Integral
Part of these Financial Statements

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
STATEMENT OF CASH FLOWS
From the Date of Inception (September 9, 2013) through June 30, 2014

Cash flows from operating activities:
Net loss	$(922,824)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,043
Member’s equity for services	900,090
Changes in assets and liabilities
Lease receivable	(950)
Prepaids	(404)
Accounts payable	3,805
Accrued interest	3,842
Customer deposits	3,600
Deferred option revenue	3,900

Net cash provided by operating activities	11,102

Cash flows from investing activities:
Purchase of property and improvements	(294,946)

Net cash used by investing activities	(294,946)

Cash flows from financing activities:
Proceeds from mortgage	120,000
Repayments of mortgages	(18,808)
Proceeds from member loans	292,128
Repayment of member loans	(81,097)
Member contributions	50,000

Net cash provided by financing activities	362,223

Net increase in cash and cash equivalents	78,379

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$78,379

Supplemental disclosure of cash flow information:

Cash paid during the period for;
Interest	$3,371
Taxes	$-

Supplemental disclosure of non-cash investing and financing items

Building purchase and assumption of mortgage	$926,597
Member loans converted to equity	$211,031

The Accompanying Notes are an Integral
Part of these Financial Statements

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WCS Enterprises, LLC is an Oregon limited liability company which was formed on September 9, 2013.  The Company is a real estate purchaser, developer and manager of specific use industrial properties providing “Condo” style turn-key aeroponic grow facilities to support cannabis farmers. The Company intends to own, lease, sell and manage multi- tenant properties so as to reduce the risk of ownership and reduce costs to tenants and owners.

Since inception, the Company has secured real estate for lease in the city of Eagle Point in Jackson County, Oregon representing our sole operating location.  We expect the market for our services to be those states in the United States that have or will legalize the use and production of cannabis.  Our business operations and administration may be significantly impacted by the United States Federal Government’s laws and regulations of cannabis.  We have contracted for all administrative and development services and have not hired employees at this time.  The Company also is in the process of raising additional equity capital to support the completion of our development activities so we can continue marketing and leasing for our current facility while beginning development of additional properties and services.  The Company’s activities are subject to significant risks and uncertainties, including failing to secure the additional funding necessary to operationalize the Company’s current development and establish market demand for our services and facilities.

Operating Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment. The Company currently operates as one segment.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We believe that it is at least reasonably possible that the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements will change in the near term due to one or more future confirming events and the effect of the change would be material to the financial statements. Significant estimates include, but are not limited to, the estimate of the allowance for doubtful accounts, equity compensation, allocation of purchase price for acquired assets, and depreciable lives of long lived assets.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES , continued

Lease Receivable

Lease receivables are recognized when rents are due and for the straight-line adjustment to rents over the term of the lease less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer's willingness or ability to pay, the Company's compliance with lease terms, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due and we do not charge interest on past due balances. The Company writes off lease receivables when it determines that they have become uncollectible after all reasonable collection efforts have been made.  If we record bad debt expense, the amount is reflected as a component of general and administrative expenses in the statements of operations.  As of June 30, 2014 no allowance was deemed necessary.

Investment in and Valuation of Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction, mortgage interest during the period the facilities are under construction and prior to readiness for occupancy, and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance are expensed as incurred.

The Company is required to make subjective assessments as to the useful lives of its depreciable assets. The Company considers the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, are depreciated  on a straight-line basis. The estimated useful lives of the Company’s real estate assets by class are generally be as follows:

Land                                                                                              Indefinite
Buildings                                                                                      40 years
Tenant improvements                                                                Lesser of useful life or lease term
Intangible lease assets                                                              Lease term

Allocation of Purchase Price of Real Assets

Upon the acquisition of real properties, we allocate the purchase price of such properties to acquired tangible assets, consisting of land, buildings, improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. We may utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). The information  available to our management, is used in estimating the amount of the purchase price that is allocated to land. Other information, such as building value and market rents, is used by our management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. If an appraisal firm is used, the firm would have no involvement in management’s allocation decisions other than providing this market information.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The fair values of above market and below market lease values are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values are capitalized as intangible lease assets or liabilities, respectively. Above market lease values are amortized as a reduction to rental income over the remaining terms of the respective leases. Below market lease values are amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not we will expect a tenant to execute a bargain renewal option, we will evaluate economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, our relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease values relating to that lease would be recorded as an adjustment to rental income in the period of termination.

The fair values of in-place leases include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income, which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs are calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. The building acquired in 2013 had no leases in place as of the date of acquisition; therefore, the entire amount of the fair value of the mortgage assumed was allocated to land and buildings.  The improvements made by us for the current tenants were capitalized to building improvements.

We estimate the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable will initially be recorded at their estimated fair value as of the assumption date, and any difference between such estimated fair value and the mortgage note’s outstanding principal balance will be amortized to interest expense over the term of the respective mortgage note payable.

The determination of the fair values of the real estate assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of our purchase price, which could impact our results of operations.

Capitalized Interest

The Company capitalizes interest costs to buildings on expenditures made in connection with construction projects for buildings that are not subject to current depreciation. Interest is capitalized only for the period that activities are in progress to bring these facilities to their intended use. The Company capitalized $39,286 of mortgage interest during the period of the build out of our current facility.  Interest capitalization ceased and depreciation began when the facility was available for rent.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

We recognize revenue only when all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	use of the real property has taken place or services have been rendered;

•	the fee for the arrangement is fixed or determinable; and

•	collectability is reasonably assured.

Persuasive Evidence of an Arrangement – We document all terms of an arrangement in a real property lease signed by the tenant prior to recognizing revenue.

Use of the Real Property or Services Have Been Performed – Tenants occupy our facility or we perform all services prior to recognizing revenue. Services are deemed to be performed when the services are complete.

The Fee for the Arrangement is Fixed or Determinable – Prior to recognizing revenue, a customer’s fee is either fixed or determinable under the terms of the quote or accepted customer agreement.

Collectability Is Reasonably Assured – We assess collectability on a customer by customer basis based on criteria outlined by management.

Our real property lease agreements, which are governed by the laws of the state of Oregon, usually are non-cancellable and range from six to thirty-six months with a cash security deposit and personal guarantee required.  We account for our leases in accordance with Accounting Standard Codification (“ASC”) Topic 840, Leases, as operating leases.  Leases may include escalating rental rates, an option to extend the term of the lease at a fixed rental rate, and an option to purchase the portion of the building being leased at the end of the lease term.  Leases may be assigned with our approval.  Common area maintenance and water are paid by the Company with the tenant responsible for maintenance, repairs and liability insurance associated with their specific unit within the building.  Cash received for purchase options is recorded as deferred option revenue in the accompanying financial statements.  These amounts are recorded to revenue upon the exercise of the option by the tenant or the expiration of the unused option.  Rental revenue includes $1,800 of revenue from forfeited option payments received in cash during the period ended June 30, 2014.

Future minimum lease payments to be received under noncancelable real property leases are as follows as of June 30, 2014 for the fiscal year ending in:

2015                                           $     42,000
2016                                                  36,900
2017                                                  29,700
Total                                           $   108,600

Properties may have leases where minimum rental payments increase during the term of the lease. We record rental income for the full term of each lease on a straight-line basis. When we acquire a property, the terms of existing

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

leases are considered to commence as of the acquisition date for the purpose of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses are included in tenant reimbursement income in the period when such costs are incurred.

Income Taxes

Federal and state income taxes are not payable by the Company (an LLC) as we are taxed as a partnership for income tax purposes. Members are taxed individually on their respective share of Company earnings, allocated in accordance with the terms of the operating agreement. Accordingly, no provision, for federal or state income taxes has been included in these financial statements.

The LLC applies ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. For the tax year ended December 31, 2013, the LLC has no material uncertain tax positions to be accounted for in the financial statements. The LLC recognizes interest and penalties, if any, related to unrecognized tax benefits in interest expense. The LLC is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Fair Value of Financial Instruments

We adopted ASC Topic 820 for financial instruments measured at fair value on a recurring basis. ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of accounts receivable, accounts payable, accrued liabilities approximate fair value given their short term nature or effective interest rates, which constitutes level three inputs.

Recently Issued Accounting Pronouncements

In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2014-15, Presentation of Financial Statements – Going Concern and 2014-10, Development Stage Entities both of which have been adopted by the Company in the accompanying financial statements.

In May 2014, the FASB issued new accounting guidance related to revenue recognition. This new standard will replace all current U.S. GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective for the Company beginning January 1, 2017 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. We are evaluating the impact of adopting this new accounting standard on our financial statements.

There have been no other recent accounting pronouncements or changes in accounting principles during the period ended June 30, 2014 that are expected to have a material impact to us.

NOTE 2 – PROPERTY AND IMPROVEMENTS, NET

Property and improvements consisted of the following as of June 30, 2014:

Buildings and improvements	$1,065,967
Land	155,576
1,221,543
Less: accumulated depreciation	(20,043)
$1,201,500

After the building was available for its intended use, and through June 30, 2014, $20,043 of depreciation expense was recorded.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 3 – MORTGAGES PAYABLE

As of June 30, 2014, we had two mortgages payable, both to the People’s Bank of Commerce in Medford, Oregon, secured by all of our land, buildings and improvements.  The mortgages payable were comprised of the following:

Bank term loan, prime rate plus 1.75%, currently 5%, P&I payments of $5,946 due monthly, balloon payment of $802,294 due June 28, 2018	$910,967

Bank term loan, prime rate plus 3.00%, currently 6.25%, P&I payments of $833 due monthly, balloon payment of $104,329 due October 15, 2018	116,822
1,027,789
Less: current portion	(29,841)
$997,948

Future maturities of long term debt are as follows as of June 30, 2014 for the fiscal year ending in:

2015                                           $     29,841
2016                                                  31,415
2017                                                  33,067
2018                                                828,678
2019                                                104,788
Total                                           $1,027,789

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on its results of operations, financial condition or liquidity.

Liability Insurance

In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. In addition, the Company may acquire certain properties that are subject to environmental remediation. The Company carries environmental liability insurance on its properties that will provide limited coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. The Company is not aware of any environmental matters which it believes are reasonably possible to have a material effect on its results of operations, financial condition or liquidity.

NOTE 5 – MEMBER’S EQUITY

During the period ended June 30, 2014 the Company received an aggregate of $261,031 in cash and conversion of debt to equity from its members.

On June 27, 2014, the Company issued an aggregate of 10% of its membership equity to two members for $100,000 in cash and conversion of debt to equity.  As a result of the Company’s reverse acquisition of Fanatic Fans Inc., this 10% equity interest resulted in compensatory expense of $900,090.  Compensation expense was determined in accordance with ASC 505 subtopic 50, Equity-Based Payments to Non-Employees, by multiplying the number of Fanatic Fans shares received by the two members in the reverse acquisition in exchange for their 10% membership interest multiplied by the trading price of Fanatic Fans stock on June 27, 2014, less the $100,000 of cash and debt redemption comprising the capital contributions made by the two members for the 10% membership interest.

NOTE 6 – GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company operates within an industry that is illegal under federal law, has yet to achieve profitable operations, has a significant accumulated deficit and is dependent on our ability to raise capital from members or other sources to sustain operations and ultimately achieve viable profitable operations. As reported in these financial statements, the Company has not yet achieved profitable operations and has an accumulated deficit of $922,824, which we have determined raises substantial doubt about the Company’s ability to continue as a going concern.

Further, marijuana remains illegal under federal law as a schedule-I controlled substance, even in those jurisdictions in which the use of medical or recreational marijuana has been legalized at the state level.  A change in the federal attitude towards enforcement could cripple the industry.  The medical and recreational marijuana industry is our primary target market, and if this industry was unable to operate, we would be subject to all potential remedies under federal law and lose the majority of our potential clients, which would have a negative impact on our business, operations and financial condition.

The ability of the Company to continue as a going concern is dependent on our ability to raise adequate capital to fund operating losses until we are able to engage in profitable business operations and the continuation of the current regulatory and enforcement environment. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing our services and meeting our obligations.

WCS ENTERPRISES, LLC
(a wholly-owned subsidiary of Fanatic Fans Inc.)
Notes to the Financial Statements

NOTE 6 – GOING CONCERN CONSIDERATIONS, continued

Management’s plans to address these matters include maintaining an awareness of the current regulatory and enforcement environment, controlling costs, evaluating our projected expenditures relative to our available cash and evaluating additional means of financing in order to satisfy our working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Chief Executive Officer and Chief Financial Officer, who are siblings, provided services and the use of their facilities to the Company at no costs to the Company since our inception.

NOTE 8 – FANATIC FANS AGREEMENT

On June 30, 2014, Fanatic Fans Inc. (“FFI”) entered into a definitive agreement (the “Agreement”) with the members of WCS for the acquisition of all of the outstanding membership interests of WCS in exchange for 20,410,000 restricted shares of FFI’s common stock. The shares were issued to a total of three persons pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  In connection with the Agreement, one member of WCS gained control of FFI by virtue of his stock ownership in the Company received in the acquisition. This member acquired 18,369,000 shares of FFI common stock on June 30, 2014, in exchange for his ownership share of WCS. The shares received under the Agreement gave this member effective control of FFI by virtue of holding approximately 45% of FFI’s voting stock.  In addition, on June 30, 2014, the FFI CEO, President and CFO resigned and the WCS officers were appointed to fill these position by the board of directors of FFI.  In total, the WCS members hold 50.475% of the post-acquisition common stock of FFI, making the transaction a reverse acquisition.

Subsequent to the consummation of the transaction, the financial statements of WCS will be consolidated with the financial statements of FFI under the name of FFI but the financial statements will be the continuation of WCS with the retroactive adjustment to reflect the legal capital of FFI.  The assets and liabilities of WCS will be measured at their precombination carrying amounts and the assets and liabilities of FFI will be accounted for as required under the purchase method of accounting under a reverse acquisition. The results of operations of FFI will be included in the consolidated financial statements from the closing date of the acquisition.

Presentation - The accompanying pro forma condensed combined financial information is unaudited and illustrates the effect of the FFI acquisition of WCS. The pro forma condensed combined balance sheet as of June 30, 2014 is based on the historical balance sheets of FFI and WCS as of that date and gives effect to the acquisition that took place on that date. The pro forma condensed combined statements of operations for the year ended June 30, 2014 are based on the historical statements of operations of WCS for the period of date of inception (September 9, 2013) through June 30, 2014 and FFI for the year ended June 30, 2014. The pro forma condensed combined statement of operations assume the acquisition took place on July 1, 2013.  The pro forma condensed combined financial information may not be indicative of the acquisition. In particular, the pro forma condensed combined financial information is based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ. The accompanying pro forma condensed combined financial information should be read in connection with the historical financial statements of FFI and WCS, including, for WCS, the related notes and other financial information included in the filing on Form 8-K/A.